SECURITIES AND EXHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     July 16, 2001
                                                 -------------------------------



                               VIEW SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)




Florida                                1-15247                    59-2928366
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(State or other Jurisdiction    (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)




    Gunther Than, 925 West Kenyon Avenue, Suite 15, Englewood Colorado 21046
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                (Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (303) 783-9153
                                                   -----------------------------


                                 Not Applicable
          (Former Name or Former Address, if changed since last Report)

ITEM 5. OTHER EVENTS

     View Systems, Inc. (the "Registrant") disputes the claim of beneficial ownership by Rubin Investment Group ("Rubin"). In its Schedule 13D filing on July 12, 2001, Rubin claimed beneficial ownership of 2,235,000 shares that it may acquire upon the exercise of certain warrants. The warrants were originally issued by the Registrant in consideration of Rubin's undertaking to perform certain services for the Registrant. Rubin failed to perform, causing substantial harm to the Registrant, and, as a result, on January 9, 2001, the Registrant notified Rubin that it cancelled the warrants.

     Rubin also misrepresented the percentage of Registrant stock covered by warrants. Rubin's Schedule 13D stated that the warrant shares represented 19.2% of the Registrant's common stock based on 9,054,120 outstanding shares. In fact, the Registrant reported in its latest publicly filed document 14,871,620 outstanding shares at the time of filing of the Schedule 13D, so that the warrant shares would actually represent only 13.0%, if the warrants were in effect.

     The Registrant has instructed its transfer agent not to issue any shares of common stock upon any attempted exercise of any portion of the warrants.

     The Registrant has also notified the SEC of Rubin's errant filing and has requested the SEC to take appropriate action.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b) Not Applicable.

     (c) Exhibits. Press Release Dated July 16, 2001 regarding the claim of beneficial ownership of View Systems, Inc. common stock by Rubin Investment Group.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    View Systems, Inc.
                                                    (Registrant)



Date: 07/16/01                                      /s/ Gunther Than
      --------                                      ----------------------------
                                                    Gunther Than
                                                    President and
                                                    Chief Executive Officer